Exhibit 99.2

Mortgage Deed

UniCredit Corporate Banking S.p.A.

As Lending Party and Mortgagee

e

Arcotronics Industries S.r.l.

As Mortgager

THIS DEED is entered into as of the date and in the location indicated below between:

UNICREDIT CORPORATE BANKING S.P.A., with registered offices and general management headquarters in Via Garibaldi 1, Verona, Italy, share capital Euro 4,107,904,696.00 (four billion, one hundred and seven million, nine hundred and four thousand and six hundred and ninety-six/00) fully paid in, tax code, VAT number and enrolment number in the Verona Companies’ Register No. 03656170960, Italian Banking Association code 3226.8, enrolled in the register of banks and part of the UniCredit Banking Group enrolled in the Register of Bank Groups under No. 3135 (hereinafter also defined solely as “UniCredit”, “Lending party”, “Mortgagee or “Agent Bank”), represented by Messrs. Daniele Di Anselmo, born in Terni on 11 June 1964 and Claudio Chiosi born in Bologna on 15 March 1966, Middle Managers who take part in this deed in their capacity as Executive and Head of Joint management Bologna, as authorized by virtue of the powers granted them under the power of attorney issued by Mr. Mario Fertonani born in Mantua on 3 September 1933 and domiciled for the purposes of his office as above, in his capacity as Chairman of the Board of Directors of the afore-mentioned Bank, drawn up under the hand and seal of the Notary Public Marco Cicogna of Verona on 2 January 2003, volume No. 87071/6486, registered at the Verona 1 Inland Revenue Office on 7 January 2003 under No. 37, a certified copy of which is attached under letter “A” under the hand and seal of Notary Public Carlo Vico dated 6 June 2003, volume No. 95083/21990 registered at the Bologna 3 office on 19 June 2003 under No. 2894/1T;

- on the one part -

and

Arcotronics Industries S.r.l. (hereinafter, “Mortgager” or “Arcotronics Industries”), with registered offices in Via S. Lorenzo 19, Sasso Marconi (BOLOGNA), Italy, share capital Euro 1,980,000.00 (one million, nine hundred and eighty thousand/00), fully paid in, enrolled in the Bologna Companies’ Register under number and tax code 91229420376, represented by Mr. Marco Uberti, born in Bologna on 8 June 1953, domiciled for the purpose of his office at the company’s registered offices, authorized in relation to this deed by virtue of the powers granted him under special power of attorney certified by Notary Public Carlo Vico as of today’s date, volume No.                                 an original copy of which is attached to this document under letter “A”

;- on the other part -

RECITALS:

(A)         the Lending Party and the company Kemet Corporation, with registered offices in 2835 Kemet Way, Simpsonville, South Carolina, United States of America, tax code (Federal Tax Identification) No. 57-0923789 (hereinafter defined as the “Beneficiary”) signed a loan agreement (hereinafter “Loan Agreement”) on 29 September 2008, by private deed with signature certified by the notary public Carlo Vico in Bologna, for a total amount of no more than Euro 60,000,000.00 (sixty million/00) (hereinafter the “Loan”) with a duration of 54 months;

(B)          the Loan is divided up into a credit facility of Euro 18,000,000.00 (eighteen million/00) (“Facility A” or “Land Credit Facility”) and a credit facility of Euro 42,000,000.00 (forty-two million/00) (“Facility B”) which can be utilized by the Beneficiary provided that, inter alia, the Mortgager raises a mortgage on the real estate (hereinafter the “Real Estate Property”);

(C)          with regard to the amounts disbursed, the Loan Agreement envisages a six-monthly Interest Rate equating to (i) the Euribor rate, plus (ii) a Margin of 170 (one hundred and seventy) basis points equating to 1.7% (one point seven percent) per year for both credit facilities;

(D)          the default interest rate applicable to the Loan equates to the Interest Rate, uplifted by an additional margin of 200 (two hundred) basis points equating to 2.00% (two percent) per year;

(E)          in accordance with Article 2.2 (Loan Duration) of the Loan Agreement, the Loan is medium/long-term;

(F)          the Mortgager is the sole and legitimate owner of the Real Estate Property more fully described and identified for land registry purposes in annex sub “B” to this deed;

(G)          in relation to the matters illustrated above, and in observance of the matters laid down in the Loan Agreement, in order to guarantee the Guaranteed Credits (as more clearly defined in Article 3 (GUARANTEED CREDITS) below, by means of this deed the Mortgager raises a senior mortgage on land and a junior mortgage on the Real Estate Property in favour of the Mortgagee, who accepts, according to the terms and conditions below;

(H)          the financial conditions and the summary of the main clauses of this deed are provided in the Summary Document, attachment sub “C” to this deed, which the Mortgager declares they have read, know and approved.

1.             RECITALS AND DEFINITIONS

1.1          The above recitals and the annexes represent an integral and essential part of this deed.

1.2          The terms beginning with a capital letter, not otherwise defined in this deed, have the same meaning assigned to them in the Loan Agreement.

2.             RAISING OF MORTGAGE ON REAL ESTATE PROPERTY

2.1          The Mortgager raises the following mortgages in favour of the Mortgagee, who accepts, in compliance with the provisions and limits envisaged in the Loan Agreement, as well as in favour of the latter’s successors, transferees and assigns, by general or specific right,

(A)          a voluntary senior mortgage, in pursuance of Articles 2808 (“Raising and effects of the mortgage”) et seq. of the Italian Civil Code and pursuant to Article 39 of Italian Legislative Decree No. 385 dated 1° September 1993 (“Consolidated Banking Act”), on the Real Estate Property described in the Recital (F) above and identified in detail in the description contained in annex sub “B” to this deed, guaranteeing the Guaranteed Credits (as defined by Article 3 (GUARANTEED CREDITS) below relating to the Land Credit Facility; and

(B)          a voluntary junior mortgage, in pursuance of Articles 2808 (“Raising and effects of the mortgage”) et seq. of the Italian Civil Code on the Real Estate Property described in the Recital (F) above and identified in detail in the description contained in annex sub “B” to this deed, guaranteeing the Guaranteed Credits (as defined by Article 3 (GUARANTEED CREDITS) below relating Facility B.

2.2           Each mortgage raised by virtue of this deed comprises:

(A)          the Real Estate Property, as defined above;

(B)          all the rights, improvements, additions, annexes, appurtenances and active easements relating to the Real Estate Property, together with all that may be considered to be immovable, no exclusions and all included therein even if the description provided in this deed should be incomplete.

2.3           Each mortgage is indivisible on the Real Estate Property and on all the buildings, surroundings and appurtenances.

2.4           Each mortgage pursuant to this deed shall also extend – in compliance with the matters envisaged by Article 2811 (“Improvements and accessions”) of the Italian Civil Code – to any improvement, construction or other future accession relating to the Real Estate Property.

2.5           The Mortgagee is entitled, if the Mortgager does not take steps to do so, to request the registration of each mortgage with the competent Territorial Office – Property Publication Service, on the property indicated in the previous section 2.4 as soon as the same comes into existence, exonerating the competent Registrars from any responsibility in this connection. In any event, the Mortgager undertakes to perform all the acts and establish any activity and/or deed and/or document necessary and/or appropriate for the raising and finalization of each mortgage on the property indicated in the previous section.

3.             GUARANTEED CREDITS

3.1          Each mortgage raised by virtue of this deed respectively guarantees for the Land Credit Facility under senior status and for Facility B under junior status B – jointly and for their entire value and without restriction of prior enforcement of the Mortgager or any third party guarantor (if the latter has provided collateral or personal security) – the fulfilment of all the credits, existing or future, of the Mortgagee deriving for any reason from the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B, including, merely by way of example and by no means complete:

(A)         each credit for the repayments of the principal, interest payment, considerations or arrears, due to the Mortgagee in accordance with the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B;

(B)          each credit for the repayment of expenses, commission, fees, termination charges, damage compensation costs and other indemnities, reimbursement of indemnities and taxes (including the increases of the amounts to be paid due to additional taxes) due to the Mortgagee in accordance with the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B;

(C)          any other pecuniary credit pertaining to the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B, or any credit for the recovery of costs and charges incurred in relation to the recovery of amounts due in accordance with the same or the exercise of rights by assigns in the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B;

(D)          all the costs, charges and expenses (including legal and tax-related ones) incurred and any other sums paid by the Mortgagee for the purpose of the enforcement of each of these mortgages, the amendment of this deed, as well as the exercise of the Mortgagee’s rights deriving from this deed;

(E)          without prejudice to the matters envisaged under Article 10, until the complete fulfilment of the Guaranteed Credits indicated in the points above, each credit for the payment of amounts which the Mortgager is, or may at any time and as and when, be obliged to pay to the Mortgagee as a result of any nullity, cancellation or, in any event, invalidity or ineffectiveness of the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B.

3.2          Each mortgage raised by virtue of this deed also guarantees, and on a par - with respect to senior status for the Land Credit Facility and junior status for Facility B - with the matters indicated in the article above: (i) all the credits for any uses which the Mortgagee permits beyond the limits of the credit granted in the Loan Agreement or after the deadlines originally envisaged therein, or the communication of enforcement of the acceleration clause or withdrawal from or termination of this contractual relationship, as well as (ii) all the credit rights of the Mortgagee deriving from this deed, including therein, merely by way of example and by no means complete, those deriving from the indemnity and release obligations as per the section below. The Mortgager will relieve the Mortgagee from any cost or expense (including therein, by way of example and by no means complete, legal and notarial costs) incurred by the same in relation to the raising, finalization, protection, maintenance and possible enforcement of the mortgages pursuant to this deed. or those due to the Mortgagee in the event of amendment of the Loan Agreement and/or other Financial Documents and/or payment extensions agreed in any form.

3.3          The credits which are guaranteed by means of the raising of each mortgage as per this deed are identified hereunder as the “Guaranteed Credits”.

4.             GUARANTEE EFFECTIVENESS

4.1          Each mortgage guarantee afforded by means of this deed shall remain valid in its entirety, and, limited to the senior mortgage guarantee relating to the Guaranteed Credits of the Land Credit Facility, may be reduced in the face of repayments or partial payments of the same Guaranteed Credits of the Land Credit Facility if the amount of these has been reduced, as a result of the afore-mentioned repayments or partial payments, for at least a fifth of their overall value.

4.2          Each mortgage guarantee afforded by means of this deed shall be additional with respect to any other collateral or personal security which the Mortgagee may, at present or subsequently, benefit from or come to benefit from in relation to all or to some of the Guaranteed Credits.

4.3          Each mortgage guarantee as per this deed shall remain valid in its entirety irrespective of subsequent changes made to the Loan Agreement or to the Guaranteed Credits, including therein, by way of example, the possible extension of the repayment deadlines, total or partial assignment of the Loan Agreement or the Guaranteed Credits or other changes to the applicable terms and conditions.

4.4          The mortgage guarantee as per this deed is granted:

(A)         on a senior land mortgage registration basis relating to the Guaranteed Credits of the Land Credit Facility, for a maximum guaranteed amount of Euro 36,000,000.00 (thirty-six million point nought nought), of which Euro 18,000,000.00 (eighteen million point nought nought) for principal and Euro 18,000,000.00 (eighteen million point nought nought) for interest, expenses, additions and enforcement costs, equating to the sum total of the Loan increased by 100% (one hundred percent);

pursuant to Article 39.3 of the Consolidated Banking Act, the Guaranteed Credits are guaranteed by the mortgage registered up to the extent of the entire amounts effectively owed as a result of the Loan Agreement’s index-linking clause with reference to the Land Credit Facility;

(B)          on a junior land mortgage registration basis relating to the Guaranteed Credits of Facility B, for a maximum guaranteed amount of Euro 84,000,000.00 (eighty-four million point nought nought), of which Euro 42,000,000.00 (forty-two million point nought nought) for principal and Euro 42,000,000.00 (forty-two million point nought nought) for interest, expenses, additions and enforcement costs, equating to the sum total of the Loan increased by 100% (one hundred percent).

5.             MORTGAGE REGISTRATION

5.1          By means of this deed, the Mortgager consents to the corresponding registration of each mortgage at the Territorial Office – Bologna Property Publication Service, exonerating the competent Registrars from any responsibility in this connection on the Real Estate Property more fully identified at the end of this deed and in the list as above annex sub “B”.

6.             MORTGAGER’S DECLARATIONS AND GUARANTEES

6.1          Without prejudice to the matters envisaged in this Article 6 (MORTGAGER’S DECLARATIONS AND GUARANTEES) prejudicing in any way the matters declared and guaranteed by the Mortgager in the Loan Agreement, as well as the information emerging from the related deeds of origin and/or transcriptions and/or registrations with the Territorial Office – Bologna Property Publication Service, the Mortgager declares to and guarantees the Mortgagee the following:

(A)         the Mortgager has the legal capacity, right and legitimation to raise and finalize each mortgage, to sign this deed and to pledge itself in accordance with the same, and all the corporate resolutions or of another kind necessary in relation to this deed and the raising of each mortgage had been duly and validly adopted and they have not been nor will they be, in as far as is necessary, revoked;

(B)          the Mortgager has a specific interest in granting each mortgage in favour of the Mortgagee to guarantee the Guaranteed Credits;

(C)          the Mortgager is the sole legitimate and exclusive owner, by way of proprietary title, of the Real Estate Property described in annex sub “B” to this deed, and has full title to the same in relation to the right claimed, without prejudice to any constraints and guarantees pursuant to the law present on the Real Estate Property;

(D)          the Mortgager declares that they are aware of the provisions contained in the Loan Agreement and in the Financial Documents;

(E)          the Mortgager also guarantees that: (i) the Real Estate Property is freely transferable, (ii) the Real Estate Property is not encumbered by mortgages, option rights, negative voluntary easement or any other encumbrance in favour of third parties, or attachments or foreclosures, or any other restrictive procedure or other restrictions, without prejudice to any constraints and guarantees pursuant to the law present on the Real Estate Property;

(F)          as far as the Mortgager is aware there is no pending legal action, judicial or arbitration proceedings or similar in course, nor any threatened in writing, including therein proceedings of an urgent nature, concerning the Real Estate Property, before the legal authorities, arbitration boards or other Italian or foreign authorities which may significantly prejudice the value of the Guarantees;

(G)          the Mortgager has not entered into any agreements which envisage constraints, mortgages, option rights, negative voluntary easement and/or any other encumbrance in favour of third parties in relation to the Real Estate Property as of the date this deed was signed, without prejudice to any constraints and guarantees pursuant to the law present on the Real Estate Property;

(H)          the creation, raising and finalization of each mortgage and the provisions of this deed are not in conflict with any other agreement or commitment which the Mortgager is a party to or with any law, regulation or corporate document which is binding for the Mortgager, without prejudice to any constraints and guarantees pursuant to the law present on the Real Estate Property.

6.2          All the Mortgager’s declarations and guarantees in accordance with this section shall be considered to be reiterated as of each date when the Mortgager’s declarations and guarantees as per the Loan Agreement are reiterated, in relation to events and circumstances existing at that time.

7.             ASSIGNMENT OR TRANSFER OF THE MORTGAGEE’S RIGHTS

7.1          The Mortgagee’s rights relating to each mortgage raised by virtue of this deed shall remain in their entirety and shall be transferred, in full or in part, without the need for any further manifestation of consent by the Mortgager, but subject to written communication to the latter, being the legal consequence of any assignment, total or partial, by the Mortgagee, of the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B, or the Guaranteed Credits deriving from the same, in accordance with the provisions of the Loan Agreement, respectively with reference to the Land Credit Facility and Facility B, and within the limits envisaged therein.

7.2          For the purpose of the rights of guarantee pursuant to this deed, the assignment of the Loan Agreement, respectively with reference to the land Credit Facility and Facility B, or the Guaranteed Credits, by the Mortgagee, will be equal in nature and effect to the transfer of a contract or assignment of credit, depending on the case, with the exclusion of any novative efficacy on said agreement or on the guaranteed credit existing as from the moment the assignment is finalized.

7.3          Without prejudice to the accessory and automatic nature of the transfers in accordance with the matters envisaged above, from this point on the Mortgager gives its consent to the registration of the transfer of each mortgage raised as per this deed consequent to the assignment in favour of the parties who will be indicated as the assignees, in full or in part, of the Loan Agreement or the Guaranteed Credits, at the time of assignment stipulated between this party and the Mortgagee (or one of its assignees).

7.4          Subject to the provisions of Article 14.1 of this deed, the Mortgager authorizes and grants every necessary power to the Mortgagee to request the competent Territorial Office —Property Publication Service at any time for the registration of any assignment of the Mortgagee’s rights relating to the Loan Agreement or the Guaranteed Credits and, consequently, the mortgage guarantees relating to the Real Estate Property, in pursuance of Article 2843 (“Registration of assignment, subrogation and other acts of availment of the credit”) of the Italian Civil Code, exonerating the competent Registrar from any responsibility in this connection.

8.             MORTGAGER’S COMMITMENTS

8.1          Without prejudice to any matters otherwise and explicitly permitted by the contractual terms of the Loan Agreement and the mortgages raised under this deed, the Mortgager shall have to:

(A)         refrain from selling, disposing of in any way, exchanging or otherwise organizing the Real Estate Property or any other interest relating to the same or from signing any agreement or providing its consent to any act which involves a restriction or limitation in relation to the Real Estate Property, with the exception of the establishment of other rights of guarantee, collateral or otherwise, granted to the Mortgagee by way of guaranteeing the Guaranteed Credits;

(B)          is not permitted to create any lien or third party right, guarantee or other kind of right, in relation to the Real Estate Property, with the exception (i) of those rights and liens deriving solely by law, as well as (ii) the establishment of other rights of guarantee, collateral or otherwise, granted to the Mortgagee by way of guaranteeing the Guaranteed Credits;

(C)          refrain from undertaking action (i) which may prejudice, directly or indirectly, the validity, to a significant extent, the efficacy and the enforceability of each of the mortgages raised under this deed or the rights and the interests of the Mortgagee, or (ii) which may have a significant negative effect on the value of the Real Estate Property;

(D)          take part, upon the request of the Mortgagee, in the signing for purposes suitable for obtaining the registration of the transfer of the Loan Agreement or the Guaranteed Credits in pursuance of the last section of Article 2843 (“Registration of assignment, subrogation other acts of availment of the credit”) of the Italian Civil Code;

(E)          undertake, at its own expense, any action necessary or reasonably appropriate for guaranteeing the validity, efficacy and enforceability of each of the mortgages and the rights and the interests of the Mortgagee (also, by way of example and by no means complete, against third party claims), and provide, in any event, any co-operation to the Mortgagee which the latter may reasonably request for the purpose of protecting its rights as the Mortgagee in relation to the Real Estate Property against third party demands;

(F)          from time to time and at any moment, enter into and execute all the additional documents and deeds, and to undertake all the additional action deriving from these necessary documents and deeds which the Mortgagee may reasonably request in writing for the purpose of (i) ensuring and maintaining the efficacy of each mortgage raised under this deed and/or (ii) permit the Mortgagee to exercise its rights in relation to the Real Estate Property, since they are subject to mortgage as per this deed;

(G)          promptly inform the Mortgagee of any action or claim made by any party in writing in relation to the Real Estate Property;

(H)          inform the Mortgagee of any measures of the provincial, regional or government authorities, which Mortgager has become aware of, which are used to contest violations of legal or regulatory norms protecting the environment and/or to apply administrative sanctions to the charge of the Mortgager and/or pass judgement against the Mortgager;

(I)           pay over to the competent authorities and on the respective due dates, all the dues and taxes due with reference to the Real Estate Property.

8.2          The costs deriving from the commitments pursuant to this article are payable by said Mortgager.

9.             ENFORCEMENT OF THE MORTGAGE

9.1          In compliance with the applicable legal provisions contained in the Italian Civil Code, in the Italian Code of Civil Procedure and in Articles 38 et seq. of the Consolidated Banking Act and without prejudice to the matters envisaged therein, the Mortgagee shall have the right, without prejudice for any other right or remedy, to enforce each of the mortgages and to proceed with the sale of the Real Estate Property, if: (i) a Significant Event occurs, or (ii) non-fulfilment by the Mortgager of the pecuniary obligations envisaged in this deed occurs, and provided that the Guaranteed Credits have not been duly and fully satisfied, without prejudice, in relation to the mortgage guaranteeing the Land Credit Facility, to the provisions of Article 40.2 of the Consolidated Banking Act.

9.2          In any event, the Mortgager must be informed of the terms of the transfer thus carried out. Once all the Guaranteed Credits have been fully satisfied, any surpluses will be promptly paid over to the Mortgager.

10.           MORTGAGE REPAYMENT

10.1        The mortgages pursuant to this deed shall remain effective until the complete and punctual satisfaction of all the Guaranteed Credits, on condition that each of the Guaranteed Credits has been correctly and fully satisfied at the time of the respective original due date envisaged by the Loan Agreement.

10.2        For the purpose of freeing up the mortgage guarantees pursuant to this clause – and with regard to the Land Credit Facility, without prejudice in any event to the provisions pursuant to Articles 38 et seq. of the Consolidated Banking Act - the Beneficiary will have to provide the Mortgagee with:

(A)         a declaration from its legal representative authorized for this purpose, declaring that as of the date of satisfaction of the Guaranteed Obligations, the Beneficiary is not or about to become insolvent, or be subjected to any bankruptcy proceedings, in accordance with the matters envisaged by the law applicable to the Beneficiary and by related legislation;

The freeing up the afore-mentioned mortgage guarantees cannot take place before 20 days have elapsed as from the payment of the last of the guaranteed “Obligations” and from the handing over of the declaration pursuant to point 10.2A

11.           ELECTION OF DOMICILE AND COMMUNICATIONS

11.1        For the purposes of this deed and the justified rights of guarantee therein, the Mortgager and the Mortgagee – the latter in pursuance of Article 39 of the Consolidated Banking Act – elect domicile at the addresses indicated below. Any communication relating to this deed and the guaranteed afforded by virtue of the same may be sent to this elected domicile, including the serving of any legal and/or trial documents, executive or otherwise, associated with this deed and the right of guarantee established by virtue of the same.

11.2        All the communications, documents or requests envisaged in accordance with this deed shall have to be made in writing and, unless established otherwise, can be made by registered letter with advice of receipt or telefax to the following addresses of the Parties, or to those (provided that they are in Italy) indicated subsequently in writing by each Party to all the others as a replacement thereof.

•	In relation to the Mortgager:

Arcotronics Industries S.r.l.

Via S. Lorenzo, 19

Sasso Marconi (BO), Italy

For the attention of Mr. KIRK D. SHOCKLEY

Fax No: 051- 840600

E-mail : claudiagamberini@kemet.com

•	In relation to the Lending Party:

UniCredit Corporate Banking S.p.A.

Casalecchio di Reno Branch, (BO), Italy

Via Marconi 34/2, 40033 Casalecchio di Reno

For the attention of Messrs. Claudio Chiosi – Sergio Sabatino

Fax No: +39 51 6111218

E-mail: claudio.chiosi@unicreditgroup.eu

sergio.sabatino@unicreditgroup.eu

11.3        Communications received on a day which is not a Working Day or after 5.00 p.m. on a Working Day or 1.00 p.m. on a partial Working Day, shall be considered as having been received on the immediately subsequent Working Day.

12.           SUNDRY

12.1        The Mortgager accepts that the Mortgagee, who in any event will act in good faith, shall not be responsible for any damages caused to the Mortgager due to the formalities for the exercise, attempted exercise or failure to exercise any of the rights, action, powers, remedies or faculties due the same in pursuance of this deed and the rights of guarantee established therein unless in the event of fraudulent intent or gross negligence.

12.2        Any amendment to the provisions of this deed, or to the rights of guarantee established therein, or any waiver of availing of the rights envisaged therein, will not produce any effect unless this amendment or waiver is the result of an agreement signed by the Mortgager and the Mortgagee.

12.3        The Mortgager will relieve the Mortgagee from any cost or expense (including therein, by way of example and by no means complete, legal and notarial costs) incurred by the same in relation to the raising, finalization, protection, maintenance and possible enforcement of the mortgages pursuant to this deed.

13.           GOVERNING LAW AND JURISDICTION

13.1        This deed and the rights of guarantee established as a result of the same are disciplined by Italian law and shall have to be interpreted in pursuance of the same.

13.2        Without prejudice to the cases of binding competence established by law, the Verona Court will be exclusively competent for any dispute arising between the parties in relation to this deed and the rights of guaranteed established by virtue of the same, although the Agent bank will be entitled to apply to any other competent court vis-à-vis the Mortgager.

14.           TAXES AND DUES

14.1        The taxes, dues, charges and expenses relating to this deed, the consequent formalities inherent to the raising of the mortgages and the future registrations, reductions and cancellations, as well as the enforcement of said mortgages, are the responsibility of the Mortgager, with the exception of the charges deriving from assignment as per Article 22 of the Loan Agreement.

14.2        The Loan is subject to substitute tax as per Articles 15 et seq. of Italian Presidential Decree No. 601 dated 29 September 1973, and the related guarantees, including therein the mortgage rights pursuant to this deed, are exempt from stamp duty and registration tax.

15.           FILING OF THE DEED

15.1        The Parties hereby request that this deed be filed with the documents of the Notary Public who shall certify the signatures.

Place and date: Bologna, Italy, 29 September 2008

The Mortgagee UniCredit Corporate Banking S.p.A.	The Mortgager Arcotronics Industries S.r.l.

/s/ DANIELE DI ANSELMO	/s/ MARCO UBERTI

/s/ CLAUDIO CHIOSI

In pursuance of Article 1341 (“General Agreement Conditions”) of the Italian Civil Code, the following terms are specifically approved:

Art. 2 (RAISING OF MORTGAGE ON REAL ESTATE PROPERTY ), Art. 4 (GUARANTEE EFFECTIVENESS), Art. 5 (MORTGAGE REGISTRATION), Art. 7 (ASSIGNMENT OR TRANSFER OF THE MORTGAGEES’S RIGHTS), Art. 8 (MORTGAGER’S COMMITMENTS), Art. 9 (ENFORCEMENT OF THE MORTGAGE), Art. 10 (MORTGAGE REPAYMENT), Art. 11 (ELECTION OF DOMICILE AND COMMUNICATIONS), Art. 12.1 (Limitation of liability of the Mortgagee), Art. 12.2 (Delay in or lack of exercising a right), Art. 12.3 (indemnification and costs) Art. 13 (GOVERNING LAW AND JURISDICTION), Art. 14 (TAXES AND DUES).

Plave and date: Bologna, Italy, 29 September 2008 The Mortgagee UniCredit Corporate Banking S.p.A.	The Mortgager Arcotronics Industries S.r.l.

/s/ DANIELE DI ANSELMO	/s/ MARCO UBERTI

/s/ CLAUDIO CHIOSI

ANNEX B

REAL ESTATE PROPERTY DESCRIPTION

MUNICIPALITY OF VERGATO

Property complex located in the Municipality of Vergato (BOLOGNA), Via Nazionale Porrettana 6/6, identified in the land registry as follows:

Buildings registry:

Dwg. 50 Parcel 155 Ground floor Cat. D/7  Ground rent Euro 22,930.69

Dwg. 50 Parcel 257 urban area of 1,818 sq.m.

Dwg. 50 Parcel 260 urban area of 1,882 sq.m.

Land registry:

Dwg. 50 Parcel 155 Urban entity of 01.26.29 hectares

MUNICIPALITY OF SASSO MARCONI

Industrial complex located in the Municipality of Sasso Marconi (BOLOGNA), Via S. Lorenzo 19, identified in the land registry as follows:

Buildings registry:

Dwg. 62 Parcel 157 Via S. Lorenzo 1/7, Ground – 1st floor Cat. D/7 Ground rent Euro 183,843.00 also including Parcel 506 (now cancelled);

Dwg. 62 Parcel 159 Via S. Lorenzo 1/7 Ground floor Cat. A/3 Cl. 3 rooms 6 Ground rent Euro 635.24.

The settlement area and areas surrounding said buildings are identified in the Land Registry under Dwg. 62 Parcel 159 of ares 01.00 and Parcel 157 of hectares 04.14.73 Urban Entities – entered under Parcel 1.

Land registry:

Dwg. 64 Parcel 1 of Hectares 01.34.27 R.D. Euro 69.34  R.A. Euro 55.48;

Dwg. 64 Parcel 3 of ares 01.20 R.D. Euro 0.62  R.A. Euro 0.50;

Dwg. 64 Parcel 4 of are 03.75;

Dwg. 62 Parcel 468 of are 01.36 R.D. Euro 0.70  R.A. Euro 0.56.

MUNICIPALITY OF MONGHIDORO

Industrial complex located in the Municipality of Monghidoro (BOLOGNA), Via Savena 3, district of Castelletti, part under full ownership and part under right of common with a duration of 99 years as from 10 June 1994 (renewable for an additional 99 years if the production activities remain)

Buildings registry:

Dwg. 27 Parcel 255 sub. 5 Ground-S1 floor Cat. D/7 Ground rent Euro 38,185.00 (right of common);

Dwg. 27 Parcel 255 sub. 1 BCNC (right of common).

Land registry:

Dwg. 27 Parcel 255 Urban Entity of Hectares 01.88.55 (right of common);

Dwg. 27 Parcel 274 of are 17.54 R.D. Euro 2.17 R.A. Euro 0.54 (full ownership)

ANNEX C

SUMARY DOCUMENT

SUMMARY DOCUMENT

This Summary Document has been drawn up in relation to the mortgage deed and is connected to the same in accordance with the Resolution of the Interministerial Committee for Credit and Savings dated 4 March 2003, published in the Italian Official Gazette No. 72 dated 27 March 2003 and the implementing provisions issued by the Bank of Italy on 25 July 2003.

In this Summary Document, the words with capital letters not defined herein acquire the same meaning given them in the text of the mortgage deed. This Summary Document is an essential and integral part of the deed to which it is attached

FINANCIAL CONDITIONS

Expenses, charges, taxes and dues (Art. 8, Art. 12, Art. 14)

15.2         The costs deriving from the commitments of the Mortgager pursuant to this deed will be the responsibility of said Mortgager who will relieve the Mortgagee from any cost or expense incurred by the same in relation to the raising, finalization, protection, maintenance and possible enforcement of the mortgages. The taxes, dues, charges and expenses relating to this deed, the consequent formalities inherent to the raising of the mortgages and the future registrations, reductions and cancellations, as well as the enforcement of said mortgages, are the responsibility of the Mortgager, with the exception of the charges deriving from assignment as per Article 22 of the Loan Agreement.

MAIN CONTRACTUAL CONDITIONS

Raising of mortgage on Real Estate Property (Art. 2)

The Mortgager raises a voluntary senior mortgage in pursuance of Articles 2808 et seq. of the Italian Civil Code and pursuant to Article 39 of Italian Legislative Decree No. 385/1993 in favour of the Mortgagee, as well as a junior mortgage in pursuance of Articles 2808 et seq. of the Italian Civil Code on the Real Estate Property described and identified, guaranteeing the Guaranteed Credits.

The mortgages comprise the Real Estate Property and all the rights, additions, annexes, appurtenances and active easements relating to the same and shall also extend, in pursuance of Article 2811 of the Italian Civil Code, to every improvement, construction or other future accession relating to the Real Estate Property.

The Mortgagee is entitled, if the Mortgager does not take steps to do so, to request the necessary registrations at the competent Territorial Office, as soon as the same come into existence. The Mortgager undertakes to perform all the acts and establish any activity and/or deed and/or document necessary and/or appropriate for raising and finalizing the mortgages.

Guarantee Effectiveness (Art. 4)

Each mortgage guarantee afforded by means of this deed shall remain valid in its entirety, and, limited to the senior mortgage guarantee relating to the Guaranteed Credits of the Land Credit Facility, may be reduced in the face of repayments or partial payments of the same Guaranteed Credits if the amount of these has been reduced, as a result of the afore-mentioned repayments or partial payments, for at least a fifth of their overall value. Each mortgage guarantee afforded by means of this deed shall be additional with respect to any other collateral or personal security which the Mortgagee may, at present or subsequently, benefit from or come to benefit from in relation to all or to some of the Guaranteed Credits.

Mortgage registration (Art. 5)

The Mortgager consents to the corresponding registration of the mortgages on the Real Estate Property at the Territorial Office.

Assignment or transfer of the Mortgagee’s rights (Art. 7)

The Mortgagee’s rights relating to each mortgage raised by virtue of this deed shall remain in their entirety and shall be transferred, in full or in part, subject to written communication to the Mortgager, being the legal consequence of any assignment, total or partial, of the Loan Agreement or the Guaranteed Credits deriving from the same, without the need for any further manifestation of consent by the Mortgager.

The Mortgager authorizes and grants every necessary power to the Mortgagee to request at any time the registration of any assignment of the Mortgagee’s rights relating to the Loan Agreement or the Guaranteed Credits and, consequently, the mortgage guarantees relating to the Real Estate Property, in pursuance of Article 2843 of the Italian Civil Code.

Mortgager’s commitments (Art. 8)

The Mortgager undertakes to (i) refrain from availing of the Real Estate Property or any other interest relating to the same, (ii) prevent the creation of liens or third party rights, guarantee or other kind of rights, in relation to the Real Estate Property, with the exception of those deriving solely by law; (iii) not to take action which may prejudice the validity, to a significant extent, the efficacy and the enforceability of each of the mortgages, the rights and the interests of the Mortgagee or which may have a significant  negative effect on the value of the Real Estate Property; (iv) take part, upon the request of the Mortgagee, in the signing for purposes suitable for obtaining the registration of the transfer of the Loan Agreement or the Guaranteed Credits in pursuance of the last section of Article 2843 of the Italian Civil Code; (v) undertake any action necessary for guaranteeing the validity, efficacy and enforceability of the mortgages and the rights and the interests of the Mortgagee, and co-operate, in any event, with the Mortgagee so as to protect their rights in relation to the Real Estate Property against third party demands; (vi) enter into and execute all the additional documents and deeds, and to undertake all the additional action deriving from the same which the Mortgagee may request for the purpose of ensuring and maintaining the efficacy of the mortgages and/or permitting the Mortgagee to exercise its rights; (vii) promptly inform the Mortgagee of any action or claim made by any party in writing in relation to the Real Estate Property; (viii) inform the Mortgagee of any measures of the public authorities, which are used to contest violations of legal or regulatory norms protecting the environment and/or to apply administrative sanctions to the charge of the Mortgager and/or pass judgement against the Mortgager; and (ix) pay over to the competent authorities and on the respective due dates, all the dues and taxes due with reference to the Real Estate Property.

Enforcement of the mortgages (Art. 9)

In compliance with the applicable legal provisions contained in the Italian Civil Code, in the Italian Code of Civil Procedure and in Articles 38 et seq. of Italian Legislative Decree No. 385/1993, the Mortgagee shall have the right to enforce the mortgages and to proceed with the sale of the Real Estate Property, (i) in the event of the occurrence of a Significant Event, or (ii) in the event of non-fulfilment by the Mortgager of the pecuniary obligations envisaged in this deed, without prejudice, in relation to the mortgage guaranteeing the Land Credit Facility,  to the provisions of Article 40.2 of Italian Legislative Decree No. 385/1993.

Jurisdiction (Art. 13)

Without prejudice to the cases of binding competence established by law, the Verona Court will be competent for any dispute which may arise in relation to this deed.